                          Anaplan, Inc. - Power of Attorney

        KNOW ALL BY THESE PRESENTS, the undersigned hereby constitutes and appoints each of Gary Spiegel and Suhani Akhare, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned a Form ID Application, if required, and submit the same to the United States Securities and
         Exchange Commission;
     (2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Anaplan, Inc. (the "Company")
         or as a holder of 10% or more of the Company's securities, Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16 of the
         Securities Exchange Act of 1934, as amended, and the rules thereunder and, if necessary, such forms or similar reports required by state or foreign regulators in jurisdictions in which the Company operates;
     (3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such
         Form 3, 4 or 5 or similar form or report required by state or foreign regulators, and any amendments thereto, and file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority or appropriate state or foreign regulator; and
     (4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required to be done by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
         Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-
         in- fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended, and the rules thereunder. This Power of
Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneysin- fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date:September 12, 2018
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By:/s/ David Conte
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Name:David Conte
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